Exhibit 10.24.1

EMERALD EXPOSITIONS EVENTS, INC.

2017 OMNIBUS EQUITY PLAN

AMENDMENT TO PERFORMANCE BASED SHARE AWARD AGREEMENT

THIS AMENDMENT (this “Amendment”) is entered into as of December 6, 2019 (the “Effective Date”) by and between Emerald Expositions Events, Inc. (together with its successors, the “Company”) and the individual set forth on the signature page hereto (the “Recipient”).

WHEREAS, the Recipient and the Company entered into that certain performance-based share award agreement, dated as of June 3, 2019, by and among the Recipient and the Company (the “Award Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Award Agreement; and

WHEREAS, the Recipient and the Company now wish to amend the Award Agreement as provided herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Vesting. The table included in Section 1(a) of the Award Agreement is hereby deleted in its entirety and replaced with the following:

60/90 Trading Day Closing Share Price (Vesting Thresholds)	Award Value
At least $18.00 per Share	$700,000
At least $20.00 per Share	$1,000,000
At least $22.00 per Share	$1,400,000
At least $24.00 per Share	$1,800,000

2.Except as expressly amended hereby, the Award Agreement shall remain in full force and effect in accordance with its original terms.

3.This Amendment may be executed by .pdf or facsimile signatures in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date and year first above written.

EMERALD EXPOSITIONS EVENTS, INC.

By:

Name: David Gosling

Title:  SVP, General Counsel and Secretary

RECIPIENT

/s/ Brian Field

Brian Field

[Signature Page to Amendment to Award Agreement]